POWER OF ATTORNEY

STATE OF TEXAS	     )(

				 	KNOW ALL MEN BY THESE PRESENTS:

COUNTY OF DALLAS  )(

THAT I, Ray M Harlin, a Director of United States
Lime & Minerals, Inc., a Texas corporation, hereby constitute and appoint Michael L. Wiedemer and
M. Michael Owens as my true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to sign for me and in my name, place, and stead, in any and all capacities, any and all forms required to be filed by me pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules promulgated thereunder and any and all amendments to such forms and to file the same with the United States
Securities and Exchange Commission. I further hereby ratify and confirm any and all actions, matters, and things that such attorneys-in-fact and agents shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted herein.

	EXECUTED this 8th day of March, 2018

					/s/ Ray M. Harlin

STATE OF TEXAS          )(
COUNTY OF DALLAS   )(

	This instrument was acknowledged before me on the 8th day of March, 2018 by Ray M. Harlin.

						/s/ Nita Mitchell
						Notary Public
						State of Texas

						My Commission Expires:
						10/12/2019